Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-191598 on Form S-8 of our report dated March 6, 2015, relating to the consolidated financial statements of OCI Resources LP and its subsidiary appearing in this Annual Report on Form 10-K of OCI Resources LP for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
March 6, 2015